UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

Patterson-UTI Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-39270	75-2504748
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

10713 W. Sam Houston Pkwy N, Suite 800, Houston, Texas	77064
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281-765-7100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PTEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 19, 2026, Patterson-UTI Energy, Inc. (the “Company”) completed its previously announced offering (the “Offering”) of $500 million aggregate principal amount of the Company’s 6.050% Senior Notes due 2036 (the “Notes”). The Company intends to use the net proceeds from the Offering to redeem its outstanding 3.95% Senior Notes due 2028 and for general corporate purposes.

The Notes were issued pursuant to the base indenture, dated as of November 15, 2019, between the Company and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the third supplemental indenture (the “Supplemental Indenture”), dated as of May 19, 2026, between the Company and the Trustee.

The Company will pay interest on the Notes on May 15 and November 15 of each year. The Notes will mature on May 15, 2036. The Notes bear interest at a rate of 6.050% per annum.

The Notes are senior unsecured obligations of the Company, which rank equally with all other existing and future senior unsecured debt of the Company and will rank senior in right of payment to all other future subordinated debt of the Company. The Notes will be effectively subordinated to any of the future secured debt of the Company to the extent of the value of the assets securing such debt. In addition, the Notes will be structurally subordinated to the liabilities (including trade payables) of the Company’s subsidiaries that do not guarantee the Notes. None of the Company’s subsidiaries are currently required to be a guarantor under the Notes. If any of the Company’s subsidiaries guarantee the Notes in the future, such guarantees (the “Guarantees”) will rank equally in right of payment with all of the guarantors’ future unsecured senior debt and senior in right of payment to all of the guarantors’ future subordinated debt. The Guarantees will be effectively subordinated to any of the guarantors’ future secured debt to the extent of the value of the assets securing such debt.

The Company may redeem the Notes at its option, in whole or in part, at any time or from time to time prior to February 15, 2036 at a redemption price described in the Supplemental Indenture, plus accrued and unpaid interest thereon to, but excluding, the redemption date. Additionally, commencing on February 15, 2036, the Company may redeem the Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The above description of the Supplemental Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the terms of the Supplemental Indenture and the form of note. A copy of the Supplemental Indenture is filed as Exhibit 4.1 and a copy of the form of note is filed as Exhibit 4.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated May 19, 2026, between Patterson-UTI Energy, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of Note (included in Exhibit 4.1 above).

5.1	Opinion of Gibson, Dunn & Crutcher LLP dated May 19, 2026.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

May 19, 2026	By:	/s/ C. Andrew Smith
	Name:	C. Andrew Smith
	Title:	Executive Vice President and Chief Financial Officer